EXHIBIT (10)(a)

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus filed as part of Post-Effective Amendment No. 26 to Form N-4 (File No. 33-45380) for ML of New York Variable Annuity Separate Account B of ML Life Insurance Company of New York. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Mary E. Thornton
Mary E. Thornton

Washington, D.C.
April 29, 2008